Exhibit 99.1

APAC Customer Services Announces First Quarter 2011 Results

  1Q revenue of $88.0 million
  1Q net income of $7.0 million or $0.13 per diluted share
  Ends 1Q with $51.3 million in cash
  Reaffirms guidance for 2011

BANNOCKBURN, Ill.--(BUSINESS WIRE)--May 11, 2011--APAC Customer Services, Inc. (Nasdaq: APAC), a leader in global outsourced services and solutions, today reported financial results for its first fiscal quarter ended April 3, 2011.

Revenue for the 2011 first quarter rose 3.3% to $88.0 million from $85.3 million in the 2010 first quarter. Gross profit for the 2011 first quarter was $19.5 million, or 22.1%, compared to $20.4 million, or 24.0%, in the prior-year period. The Company reported net income of $7.0 million, or $0.13 per diluted share, compared to net income of $6.6 million, or $0.12 per diluted share, in the prior-year quarter. First-quarter 2011 adjusted EBITDA was $14.1 million compared to $15.5 million in the 2010 first quarter.

President and CEO Kevin Keleghan commented, “We had a strong quarter, growing our revenue and earnings even with the headwinds in the communications vertical that we have previously discussed. We are seeing stabilization in the communications vertical, where we were up sequentially, and are also seeing nice growth from new accounts. At the same time, combined growth in the rest of our verticals was 17%. This speaks well to the strength and diversity of our business.”

Senior Vice President and CFO Andrew Szafran added, “We are pleased with our first quarter results and the positive trends we are seeing in our business. In light of our strong performance, we have even greater confidence in the guidance we previously issued for fiscal 2011, when we said we expected revenue in the range of $346 million to $350 million and EPS in the range of $0.47 to $0.49.”

Debt and Liquidity

As of the end of the 2011 first quarter, the Company had $51.3 million in cash and no outstanding borrowings. Net capital expenditures, including capital leases, during the 2011 first quarter were $2.5 million compared to $2.4 million in the prior-year period, and were primarily associated with new business and enhancements to the Company’s IT infrastructure.

The Company repurchased 920,692 of its common shares in the first quarter of 2011 at an average price of $5.90.

First-Quarter 2011 Conference Call

Management of APAC Customer Services will hold a conference call, including a visual presentation on the Company’s website, to discuss its financial results on Thursday, May 12, 2011 at 10:00 a.m. Central Time (11:00 am ET). To participate in the live call by telephone, please dial 678-735-7977 or 877-303-5922 and reference APAC’s earnings call. No pass code is required.

The conference call, including the visual presentation, will be available live in the Investor Relations section of APAC Customer Services’ web site at http://www.apaccustomerservices.com. Please access the site at least 15 minutes prior to the scheduled start time in order to download the required audio software (RealPlayer or Windows Media Player). Information regarding the reconciliation of our non-GAAP measures to our GAAP results will be posted on our website at http://www.apaccustomerservices.com.

A replay of the webcast and visual presentation will be accessible through the Company's website for 30 days following the live event. For those unable to listen to the call via the Internet, a replay of the conference call will be available until 11:00 p.m. Central Time (midnight ET) on May 16, 2011, by dialing 706-645-9291. The pass code for the replay is #63169815.

About APAC Customer Services, Inc.

APAC Customer Services, Inc. (NASDAQ: APAC) is a leading provider of customer care services and solutions to market leaders in healthcare, business services, communications, media & publishing, travel & entertainment, financial services and technology industries. APAC partners with its clients to deliver custom solutions that enhance bottom-line performance. For more information, call 1-800-OUTSOURCE. APAC’s comprehensive web site is http://www.apaccustomerservices.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the Company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the Company's management. The risks included below are not exhaustive. The Company intends its forward-looking statements to speak only as of the date on which they were made. The Company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the Company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients or reduction in demand for services could have a material adverse effect on the Company; the performance of its clients and general economic conditions; its financial results depend on the ability to effectively manage production capacity and workforce; the terms of its client contracts; its ability to sustain profitability; its availability of cash flows from operations and compliance with debt covenants and funding requirements under the Company’s credit facility; its ability to conduct business internationally, including managing foreign currency exchange risks and changes to laws in other countries; its principal shareholder can exercise significant control over the Company; and its ability to attract and retain qualified employees; the potential for downward pricing pressures in its industry and other competitive factors; changes to government regulations; the effect of rapid technology changes; acts of God, political instability or other events outside its control; and the impact from unauthorized disclosure of sensitive or confidential client or customer data.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2011. Our filings are available under the investor relations section of our website at http://www.apaccustomerservices.com and on a website maintained by the SEC at http://www.sec.gov.

About Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with U.S. GAAP (“GAAP”), we use certain non-GAAP financial information when describing our financial performance. This "non-GAAP financial information" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flows of a company.

We present EBITDA and Adjusted EBITDA, which are defined as non-GAAP financial measures. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. The items excluded from this non-GAAP financial information are significant components of our financial statements and must be considered in performing a comprehensive analysis of our overall financial results.

We believe that this non-GAAP financial information provides meaningful supplemental information and is useful in understanding our results of operations and analyzing of trends because they exclude certain charges. We also believe that non-GAAP financial information is useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used by us in our financial and operational decision-making. In addition, we believe investors, analysts and lenders benefit from referring to non-GAAP information when assessing our performance and expectations of our future performance. However, this information should not be used as a substitute for our GAAP financial information; rather it should be used in conjunction with financial statement information contained in our consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, we have provided a reconciliation of all non-GAAP financial information to the most directly comparable GAAP financial measure in the accompanying notes to selected financial and statistical data. More information on certain of this non-GAAP financial information can be found in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2011.

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended*

	April 3,	April 4,	Fav (Unfav)
	2011	2010	%

Net revenue	$88,043	$85,254	3%

Cost of services	68,544	64,808	(6)

Gross profit	19,499	20,446	(5)

Operating expenses:
Selling, general and administrative
expenses	8,301	8,146	(2)
Legal settlement	2	2,400	N/M
Severance and other charges	425	1	N/M

Total operating expenses	8,728	10,547	17

Operating income	10,771	9,899	9

Other (income) expense, net	20	(109)	(118)
Interest (income) expense, net	32	(8)	(500)

Income before income taxes	10,719	10,016	7

Income tax expense	3,698	3,456	(7)

Net income	$7,021	$6,560	7%

Net income per share:

Basic	$0.14	$0.13
Diluted	$0.13	$0.12

Weighted average number of
shares outstanding:
Basic	51,797	52,309
Diluted	53,528	54,630

* The Company operates on 13 week fiscal quarter that ends on the Sunday closest to March 31st.
N/M - Percentage change is not meaningful

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	April 3,	January 2,
Assets	2011 *	2011 **
	(Unaudited)
Current Assets:
Cash and cash equivalents	$51,268	$41,399
Accounts receivable, net	46,772	52,483
Deferred tax assets, current	7,606	11,051
Other current assets	8,288	8,204
Total current assets	113,934	113,137

Property and equipment, net	28,065	28,030

Goodwill and intangibles, net	13,783	13,763

Deferred tax assets, non-current	5,387	5,387
Other assets	2,761	2,848

Total assets	$163,930	$163,165

Liabilities and Shareholders' Equity

Current Liabilities:
Capital leases - current portion	$617	$696
Accounts payable	3,719	4,964
Income taxes payable	401	93
Accrued payroll and related items	22,477	22,205
Accrued liabilities	8,324	9,200
Total current liabilities	35,538	37,158

Other non-current liabilities	4,510	4,536

Commitments and contingencies	-	-

Total shareholders' equity	123,882	121,471

Total liabilities and shareholders' equity	$163,930	$163,165

* The Company operates on 13 week fiscal quarter that ends on the Sunday closest to March 31st.
** The Company operates on a 52/53 week fiscal year that ends on the Sunday closest to December 31st.

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Thirteen Weeks Ended*
	April 3,	April 4,
	2011	2010

Operating activities:
Net income	$7,021	$6,560
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	2,921	3,112
Deferred income taxes	3,445	138
Stock compensation expense	372	500
Amortized gain on sale leaseback	(40)	(23)
Loss (gain) on sale of property and equipment	8	(1)
Income taxes payable	309	3,296
Changes in operating assets and liabilities	3,650	8,661
Net cash provided by operating activities	17,686	22,243

Investing activities:
Purchases of property and equipment, net	(2,408)	(2,231)
Net proceeds from sale of property and equipment	-	1
Net cash used in investing activities	(2,408)	(2,230)

Financing activities:
Payment of capital lease obligations	(285)	(124)
Stock option transactions	106	11
Purchase of treasury stock	(5,431)	-
Net cash used in financing activities	(5,610)	(113)

Effect of exchange rate changes on cash	201	209

Net increase in cash and cash equivalents	9,869	20,109

Cash and cash equivalents:
Beginning balance	41,399	20,557

Ending balance	$51,268	$40,666

* The Company operates on 13 week fiscal quarter that ends on the Sunday closest to March 31st.

APAC Customer Services, Inc. and Subsidiaries
Selected Financial and Statistical Information
(Dollars in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended (1)

	April 3,	April 4,
	2011	2010	Fav (Unfav)

Selected Financial Information:

Revenue	$88,043	$85,254	3%

Net income	7,021	6,560	7%

EBITDA (2)	13,672	13,120	4%

Adjusted EBITDA (2)	14,099	15,521	(9%)

Statistical Information:

Number of customer care centers	15	15	0

End of period number of seats:
Domestic	6,296	6,260	36
International	4,680	4,201	479
Total	10,976	10,461	515

See attached Notes to Selected Financial and Statistical Information

Notes to Selected Financial and Statistical Information

(1)	The Company operates on a 13 week fiscal quarter that ends on the Sunday closest to March 31st.

(2)	The Company defines EBITDA as net income plus income tax expense, depreciation and amortization, and interest expense. It defines adjusted EBITDA as EBITDA adjusted for legal settlement expense and severance and other charges.

EBITDA and adjusted EBITDA are measures used by the Company’s lenders, investors and analysts to evaluate its financial performance and its ability to pay interest and repay debt. These measures are also indicative of the Company’s ability to fund the capital investments necessary for its continued growth. The Company uses these measures, together with its GAAP financial metrics, to assess its financial performance, allocate resources, measure its performance against debt covenants and evaluate its overall progress towards meeting its long-term financial objectives.

EBITDA and adjusted EBITDA are not intended to be considered in isolation or used as a substitute for net income or cash flow from operations data presented in accordance with GAAP or as a measure of liquidity. The items excluded from EBITDA and adjusted EBITDA are significant components of the Company’s statements of operations and must be considered in performing a comprehensive assessment of its overall financial results.

EBITDA and adjusted EBITDA can be reconciled to net income, which the Company believes to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows:

	For the Thirteen Weeks Ended
	April 3, 2011	April 4, 2010

Net income	$7,021	$6,560
Interest (income) expense, net	32	(8)
Income tax expense	3,698	3,456
Depreciation and amortization	2,921	3,112
EBITDA	$13,672	$13,120

Legal settlement	$2	$2,400
Severance and other charges	425	1
Adjusted EBITDA	$14,099	$15,521

CONTACT:
APAC Customer Services, Inc.
Andrew B. Szafran, 847-374-1949
Senior Vice President and Chief Financial Officer
ABSzafran@APACMail.com
or
Investor Relations:
Lippert/Heilshorn & Associates
Harriet Fried / Jody Burfening, 212-838-3777
HFried@lhai.com